EXHIBIT 10.5




                       COASTAL ARUBA REFINING COMPANY N.V.
                                       and
                                PRO SQUARED, INC.

                         CONSULTING  SERVICES AGREEMENT

                             WORK REQUEST NUMBER 01
                                                ---

This Work Request Number   03 dated  October 17, 2001 is issued pursuant to, and
                          -----     -----------------
subject to all the terms and conditions of the Consulting Services Agreement EP-CS-01-538, between COASTAL ARUBA REFINING COMPANY N.V.("COMPANY") and PRO
                       --------------------------------------                ---
SQUARED,  INC. ( "CONSULTANT").
-----------------------------

I.     CONSULANT'S  SERVICES
       ---------------------

Beginning  on 17 October 2001, and to be completed (unless otherwise terminated)
              ---------------
by  17  October  2002,  CONSULANT  shall  provide  the  following  services for:
    -----------------

REVIEW CONSTRUCTION MANAGEMENT ORGANIZATION AND MAKE RECOMMENDATIONS FOR IMPROVEMENTS BASED FORECASTED WORK LOAD.

All changes and change orders must be in writing and approved by COMPANY. COMPANY shall not be liable for costs incurred without its written approval. CONSULANT shall not perform work not specified without COMPANY'S written authorization.

II.     COMPENSATION
        ------------


This is a  Cost Reimbursable Agreement at a cost of $100.00/PER, with minimum of
                                                     ------
four (4) hours per day, plus travel at cost plus. Compensation shall not exceed this amount without COMPANY'S prior written approval. All invoices shall reference this Work Request and AFE/Prospect Number (___________)

CONSULANT shall invoice COMPANY and COMPANY shall pay CONSULANT pursuant to the terms of Attachment Two Milestone Payment Schedule as attached for reimbursable expenses.

III.     REPRESENTATIVES
         ---------------

All  correspondence  shall  be  routed  through  the  following:

COMPANY'S Project Representative for technical issues, submittals, deliverables, etc. for this Work is Ernie Broussard (713)420-5594, 1001 Louisiana, Houston,
                         ------------------------------
Texas  77002.

COMPANY'S  representative  for commercial and contractual matters is Tom Gibbins
                                                                     -----------
(713)  420-4117,  1001  Louisiana,  Houston,  Texas  77002.
 --------------

CONSULANT'S representative for this Work is  Craig Crawfordwhose address is 1770
                                            ---------------
St.  James  place,  Suite  115,  Houston,  Texas  77056

IV.     OTHER  PROVISIONS
        -----------------

Work Request may include additional insurance requirements, letters of credit, bonds and retention as applicable to the specific Scope of Work.

V.     AGREEMENT
       ---------
COMPANY and CONSULANT agree that this Work Request is governed by, and subject to all the terms and conditions of the Miscellaneous CONSULANTING Services Agreement identified above, and all charges against same shall be made in accordance with pricing contained in Attachment Two of this Work Request.






EL  PASO  CORPORATION               PRO  SQUARED,  INC.


By:                                   By:_____________________
     Mark  Keim                          Craig  Crawford

Title: Vice  President                Title: President
Date:  ____________________           Date:____________________

                                EXHIBIT "C"

                               INSURANCE - FORM C
A. Contractor and each of its subcontractors hereunder, if any, shall at its own expense, obtain insurance as provided below from reliable insurance companies acceptable to Company and authorized to do business in the state or area in which the Work is to be performed. Such insurance shall be in force at the time the Work is commenced and shall remain in force until the Work is accepted as complete by the Company, unless a later date is specified below.

1. WORKERS' COMPENSATION INSURANCE: Workers' Compensation insurance, including Occupational Disease coverage, as required by law, including Employers' Liability insurance for all employees of the Contractor in the amount of $100,000 PER ACCIDENT. Such insurance shall provide coverage in the location in which the work is performed, the location in which the Contractor's employees reside and the location in which the Contractor is domiciled.
If there is an exposure of injury or illness to Contractors' employees under the
U. S. Longshoremen's and Harbor Workers' Compensation Act, the Jones Act or under laws, regulations or statutes applicable to maritime employees, coverage shall be included for such injuries or claims and shall include a Gulf of Mexico territorial extension.

A) FOR WORK PERFORMED IN THE STATE OF LOUISIANA: In all cases where Contractor's employees (defined to include Contractor's direct, borrowed, special, or statutory employees) are covered by the Louisiana Worker's
Compensation Act, La. R.S. 23:1021 et seq., Company and Contractor agree that all work and operations performed by Contractor and its employees pursuant to this Contract are an integral part of and are essential to the ability of Company to generate Company's goods, products and services for purposes of La. R.S. 23:1061 (A) (1). Furthermore, Company and Contractor agree that Company is the principal or statutory employer of Contractor's employees for purposes of La. R.S. 23:1061 (A) (3). Irrespective of Company's status as the statutory employer or special employer (as defined in La. R.S. 23:1031 ( C )) of Contractor's employees, Contractor shall remain primarily responsible for the payment of Louisiana Worker's Compensation benefits to its employees, and shall not be entitled to seek contribution for any such payments from Company.
2. GENERAL LIABILITY INSURANCE: Commercial General Liability insurance covering all operations by or on behalf of Contractor on an occurrence basis against claims for personal injury (including bodily injury and death) and property damage (including loss of use). Such insurance shall provide coverage for:

     a)   Premises  and  Operations;
b) Products and Completed Operations (which shall remain in effect for a period of at least three years following the completion date);
c)     Contractual  Liability;
d)     Broad  Form  Property  Damage  (including  Completed  Operations);
e) Explosion (X), Collapse (C) and Underground Hazards (U); including XCU coverage under both Premises/Operations and Contractual Liability;
f) Personal Injury Liability (with deletion of the exclusion for liability assumed under Contract);
g)     Hostile  Fire  Pollution  Liability;
h)     Independent  Contractor's  Contingent  Liability;
i)     Gulf  of  Mexico  Territorial  Extension;
j) Where applicable, coverage for liability resulting from the consumption of food prepared or served by the Contractor or its Subcontractor;

     with a MINIMUM LIMIT OF $500,000 PER OCCURRENCE for bodily injury, personal injury and property damage combined, provided that policy aggregates, if any, shall apply separately to claims occurring with respect to the Work. The aggregate limits, if any, shall apply separately to each annual policy period.

3. AUTOMOBILE LIABILITY INSURANCE: Automobile Liability insurance against claims of personal injury (including bodily injury and death) and property damage covering all owned, leased, non-owned, and hired, vehicles used in the performance of the Work, with a MINIMUM LIMIT OF $500,000 PER ACCIDENT for bodily injury and property damage combined and containing appropriate No-Fault insurance provision wherever applicable.

4.     EXCESS  INSURANCE:  Excess  or  Umbrella  Liability  insurance  (on  an
Occurrence basis) with a MINIMUM LIMIT OF $500,000 PER OCCURRENCE. This insurance shall provide coverage IN EXCESS of the underlying primary liability
                                   ---------
limits  for EACH category of liability insurance in the foregoing subsections 1,
            ----
2 and 3. The aggregate limits of liability, if any, for each category of liability insurance shall apply separately to claims occurring with respect to the Work.

5. PROFESSIONAL LIABILITY: If this Contract requires the rendering of any professional service, the Contractor shall provide professional liability insurance with a MINIMUM LIMIT OF $1,000,000 PER OCCURRENCE/$3,000,000 ANNUAL AGGREGATE.

6. AIRCRAFT INSURANCE: If the performance of the Work requires the use of any aircraft that are owned, leased, rented or chartered by Contractor or any of its subcontractors, Aircraft Liability insurance with a MINIMUM LIMIT OF $10,000,000 PER OCCURRENCE for bodily injury and property damage, including passengers and crew.

7. WATERCRAFT INSURANCE: If the performance of the work requires the use of any watercraft that are owned, leased, rented or chartered by Contractor or any of its subcontractors, Watercraft Liability insurance with a MINIMUM LIMIT OF $10,000,000 PER OCCURRENCE for bodily injury and property damage.
FOR  OFFSHORE  CONTRACTS:

8. Hull and Machinery Insurance, including collision liability, with sister-ship clause un-amended, with limits of liability at least equal to the full value of all vessels used in connection with performance of the Work required under this Contract, and with navigational limitations adequate for the Contractor to perform the specified Work. Where vessels engage in towing operations, said insurance shall include full towers' liability with the sister-ship clause un-amended.

9. Protection and Indemnity Insurance in an amount at least equal to the full value of each vessel employed under the Contract. Protection and Indemnity
Insurance must include full coverage for all crew liabilities, if coverage for maritime employees is not provided under Coverage B, Employer's Liability for Admiralty Jurisdiction. Removal of wreck and/or debris insurance covering the Contractor's operations in an amount of NOT LESS THAN $1,000,000 PER OCCURRENCE excluding obstructions not shown on Contract Documents, which coverage shall be stated on the certificate.

10. Excess Protection and Indemnity Insurance including collision of towers' liability in an amount at least equal to the value of all vessels covered or in an amount equal to the difference between the full value of each vessel and $2,000,000, whichever is greater.
FOR  CONTRACTS  INVOLVING  EXTRA-HAZARDOUS WORK AND/OR ENVIRONMENTAL REMEDIATION
WORK:

11. Contractor's Pollution Liability insurance with limits NOT LESS THAN $10,000,000 PER OCCURRENCE and $10,000,000 ANNUAL AGGREGATE.

12. Errors & Omissions Liability insurance providing coverage against claims for bodily injury, property damage and clean-up costs arising from errors, omissions or negligence in risk assessment, remedial action plan design, lab testing or other aspects of professional work resulting in a release of contamination, with limits NOT LESS THAN $10,000,000 PER OCCURRENCE and $10,000,000 ANNUAL AGGREGATE.

B.  ENDORSEMENTS:

1. All insurance policies to be maintained by Contractor shall provide for a WAIVER OF SUBROGATION in favor of the Company.

2. All insurance policies, except Workers' Compensation, to be maintained by Contractor shall:
a)     Provide  a  Severability  of  Interests  or  Cross  Liability  Clause;
b) Provide that the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by the Company.
c)     Name  the  Company,  their  officers  and  agents as ADDITIONAL INSUREDS.

C. Prior to commencing the Work, Certificates of Insurance evidencing that satisfactory coverage of the types and limits set forth above in paragraphs A and B, shall be furnished to Company. Such Certificates shall be in a form acceptable to Company and shall contain provisions that no reductions or cancellations in the policies shall become effective except upon 30-DAYS WRITTEN NOTICE to Company; provided, however, that no such reduction or cancellation in any policy shall relieve Contractor of its obligation to maintain coverage's in accordance with paragraphs A and B above.

D. In no event shall the amount or scope of the insurance required by this section, place any limitation on the liability assumed by Contractor elsewhere in this Contract.

      Irrespective of the requirements as to insurance to be carried by Contractor as provided herein, insolvency, bankruptcy, or failure of any insurance company to pay all claims accruing, shall not be held to relieve Contractor of any of its obligations.

E. Company may insure, self-insure or cause to be insured, at no expense to Contractor and its subcontractors, all work which applies to this Contract and all material delivered and stored at the site, and in transit within the contiguous United States, which are to be incorporated into the work, against the risks normally insured under an all-risk Builders' Risk policy. If an insurance policy is purchased, Contractor and its subcontractors shall be named as Additional Insureds under the policy. Any deductible or retention amount shall be mutually agreed to by both Company and Contractor and shall be the sole responsibility of the Contractor.

      The insurance or self-insurance in the preceding paragraph, shall not extend to cover tools, equipment, machinery, trailers, temporary buildings or sheds owned, leased or rented by Contractor or subcontractors. Insurance covering loss or damage to such property used by Contractor or subcontractor in connection with the work provided under this Contract, may be maintained by Contractor or subcontractor at its sole discretion and at its own expense, and if such insurance is purchased, the policy shall provide a waiver of subrogation rights against the Company.